EX-99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 9, 2011 relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of :

•	Invesco V.I. Leisure Fund (formerly known as AIM V.I. Leisure Fund),
•	Invesco V.I. Capital Appreciation Fund (formerly known as AIM V.I. Capital Appreciation Fund,
•	Invesco V.I. Capital Development Fund (formerly known as AIM V.I. Capital Development Fund),
•	Invesco Van Kampen V.I. Capital Growth Fund (formerly known as Van Kampen Life Investment Trust Capital Growth Fund),
•	Invesco Van Kampen V.I. Mid Cap Growth Fund (formerly known as Van Kampen life Investment Trust Mid Cap Growth Portfolio),

five of the funds constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which are also incorporated by reference into the Registration Statement;

We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statement of additional information which are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
December 2, 2011